Jade Art Group's Recent Jade Evaluation Conference
                        Elicits High Praise from Experts

NEW YORK and JIANGXI, CHINA, January 28, 2008 - Jade Art Group Inc. (OTCBB:
JADG) announced today the outcome of its recently sponsored Jade Evaluation Conference, held on January 18, 2008, where national jade experts noted the perceived superiority of SheTai Jade as compared to the other existing varieties of Chinese jade. SheTai Jade is only found in the newly discovered SheTai Jade mine owned by Wulateqianqi XiKai Mining Co., Ltd. ("XiKai"), with which Jade Art Group recently signed an agreement to acquire exclusive distribution rights for its jade for the next 50 years.

During the Jade Evaluation Conference, the attending experts conducted examinations of the SheTai Jade samples presented and gave their expert analysis and comments. Mr. Bao-Jun Li, the senior engineer at the National Territory Resource Department in China, stated, "Based on our measurements, SheTai Jade is a type of jadeite formed approximately 1.8 billion - 2.4 billion years ago. SheTai Jade is as hard as quartz, with a degree of hardness between 7.1 and 7.3 on the Mohs scale. The jade is abrasion resistant, smooth and highly reflective. The green is pure and the gems are translucent, with a glassy luster. SheTai Jade has a degree of hardness which common (nephrite) jade does not possess."

Cultural jade expert and President of a Chinese jade-carving institute, Bo-Da Yang commented, "Considering the inadequate supply of jade in present-day China, it is a pleasant surprise for us to find SheTai Jade, which represents an important untapped resource to help satisfy our country's ever-increasing jade demand. Due to its unique characteristics SheTai Jade has a broad spectrum of applications. It can be used in commercial jade projects, decorative jade artwork, as well as intricately carved jade jewelry."

Hua-Cai Song, CEO of Jade Art Group, remarked, "During this Jade Evaluation Conference, these renowned Chinese jade experts came to a resounding consensus regarding SheTai Jade's superior hardness, translucency, purity and vivid green color. With the local government's strong support, and SheTai Jade's unique characteristics, Jade Art Group is poised to establish itself as a leading player in China's jade industry."

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About Jade Art Group Inc.

Jade Art Group Inc., operating through its existing operating subsidiaries in the People's Republic of China, is focusing its business-model on the jade industry with the formation of Jiangxi SheTai Jade Industrial Co., Ltd., its wholly-owned subsidiary, and its Exclusive Distribution Right Agreement with Wulateqianqi XiKai Mining Co., Ltd. for the distribution of jade. Jade Art Group has historically been a manufacturer of both hand-carved and machine-carved wood products in China.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Jade Art Group's projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although Jade Art Group believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

     Wanru Zhao
     Jade Art Group Inc.
     646-200-6328
     wzhao@jadeartgroupinc.com

     Darren Minton
     Winning IR Company, Ltd.
     212-823-0523
     darren.minton@winningir.com